Exhibit 3.32

BY-LAWS

OF

TIME LIFE CUSTOMER SERVICE INC.

(Incorporated under the Laws of the State of Delaware)

As Adopted

April 17, 1997

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ii

BY-LAWS

ARTICLE I

Offices

Section 1.               Offices.  The above-mentioned corporation (the “Corporation”) may have offices either within or without the State of Delaware.  The registered office of the Corporation and the name of the registered agent of the Corporation are as is set forth in the Certificate of Incorporation of the Corporation, or as may subsequently be or have been changed by resolution of the Board of Directors (the “Board”).

ARTICLE II

Meetings of Stockholders

Section 1.               Annual Meetings.  The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Thursday in April in each year, or such other date as the Board may from time to time determine and at such place and hour as shall be designated by the Board in the notice thereof.

Section 2.               Special Meetings.  A special meeting of the stockholders for any purpose or purposes may be called at any time by the Board, by any two officers of the Corporation, or by the holders of a majority of the stock entitled to vote of the Corporation, and such meeting shall be held on such date and at such place and hour as shall be designated in the notice thereof.

Section 3.               Notice of Meetings.  Notice of each meeting of the stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of, or to vote at, such meeting by delivering a typewritten or printed notice thereof to such stockholder personally or by depositing such notice in the United States mail, postage prepaid, directed to such stockholder at his address as it appears on the stock record of the Corporation or by transmitting notice thereof to him at such address by telegraph, cable or other form of recorded communication.  Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Notice of any adjourned meeting of the stockholders shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken, the adjourned meeting is held within 30 days thereafter and a new record date for the adjourned meeting is not thereafter fixed.

Section 4.               Quorum and Manner of Acting.  If stockholders holding of record a majority of the shares of stock of the Corporation entitled to be voted shall be present in person or by proxy, a quorum for the transaction of business at any meeting of the stockholders shall exist.  In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy.  At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.  The absence from any meeting in person or by proxy of stockholders holding the number of shares of stock of the Corporation required for action upon any given matter shall not prevent action at such meeting upon any other matter which may properly come before the meeting if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Corporation required in respect of such other matter.

Section 5.               Organization of Meetings.  At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order or precedence:

(a)           the Chairman of the Board, or, if he is not present or if no person holds such office, any officer of the Corporation designated by the Board; or

(b)           any officer of the Corporation designated by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

Section 6.               Order of Business.  The order of business at each meeting of the stockholders shall be determined by the chairman of the meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

Section 7.               Voting.  Each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation which has voting power on the matter in question held by him and registered in his name on the stock record of the Corporation:

(a)           on the date fixed pursuant to the provisions of Section 6 of Article IX of these By-laws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting; or

(b)           if no record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given, or, if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held, or if no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall have been fixed, the day on which the first written consent is expressed.  Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.  Any vote of stock of the Corporation may be given at any meeting of the stockholders by the person entitled to vote the same in person or by proxy appointed by an instrument in writing delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless such proxy provides for a longer period.  The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to voting of the proxy.  At all meetings of the stockholders all matters shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present.  Unless otherwise directed by the chairman of the meeting, the vote at any meeting of the stockholders on any question need not be by ballot.  On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and shall state the number of shares voted.

Section 8.               Consent in Lieu of Meeting.  Anything herein to the contrary notwithstanding, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken at any annual or special meeting of such stockholders or may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and any certificate filed with respect to such matter shall state that such written notice has been given.

Section 9.               List of Stockholders.  It shall be the duty of the officer of the Corporation who shall have charge of the stock ledger or record, either directly or through another officer of the Corporation or agent thereof, to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours for a period of at least 10 days prior to the meeting, either at the place where the meeting is to be held or at such other place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting.  Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  The stock record shall be the only evidence as to who are the stockholders entitled to examine the stock record, such list or the books of the Corporation or to vote in person or by proxy at any meeting of the stockholders.

Section 10.             Inspectors.  Either the Board or, in the absence of a designation of inspectors by the Board, the chairman of the meeting may, in its or his discretion, appoint two or more inspectors, who need not be stockholders, who shall receive and take charge of ballots and proxies and decide all questions relating to the qualification of those asserting the right to vote and validity of ballots and proxies.  In the event of the failure or refusal to serve of any inspector designated by the Board, the chairman of the meeting shall appoint an inspector to act in place of each such inspector designated by the Board.  In the absence of a designation of inspectors by the Board and the chairman of the meeting, the secretary of the meeting shall perform the duties which would otherwise have been performed by the inspectors.

ARTICLE III

Board of Directors

Section 1.               Powers.  The property, business, affairs and policies of the Corporation shall be managed by or under the direction of the Board.

Section 2.               Number and Term of Office.  The number of directors which shall constitute the whole Board shall be three persons or such other number as shall be fixed from time to time by a vote of a majority of the whole Board.  (The term “whole Board” as used in these By-laws shall mean the number of positions on the Board regardless of the number of directors then in office.)  Each of the directors of the Corporation shall hold office until the annual meeting after his election and until his successor shall be elected and qualified or until his earlier death or resignation or removal in the manner hereinafter provided.

Section 3.               Election.  At each annual meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.  Directors need not be stockholders of the Corporation or residents of the State of Delaware.

Section 4.               Meetings.

(a)           Annual Meetings.  As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization, the election of officers and the transaction of other business.

(b)           Regular Meetings.  Regular meetings of the Board or any committee thereof shall be held as the Board or such committee thereof shall from time to time determine.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held then the meeting which would otherwise be held on that day shall be postponed until the next succeeding business day.

(c)           Special Meetings.  Special meetings of the Board at which any and all business may be transacted, shall be held whenever called by any two officers or any two directors.

(d)           Notice of Meetings.  No notice of regular meetings of the Board or of any committee thereof or of any adjourned meeting thereof need be given.  Notice shall be given to each director of each special meeting of the Board or adjournment thereof, including the time and place thereof.  Such notice shall be given not less than one day before the date of the meeting to each director by delivering a typewritten notice thereof to such director personally or by depositing such notice in the United States mail, postage prepaid, directed to such director at his residence or usual business address or at such other address as such director shall then be using or by transmitting notice thereof to him at such address by telegraph, cable or other form or recorded communication.  The purposes of a meeting of the Board or any committee thereof need not be specified in the notice thereof.

(e)           Time and Place of Meetings.  Regular meetings of the Board or any committee thereof shall be held at such time or times and place or places as the Board or such committee may from time to time determine.  Each special meeting of the Board or any committee thereof shall be held at such time and place as the caller or callers thereof may determine.  In the absence of such a determination, each regular meeting or special meeting of the Board or any committee thereof shall be held at such time and place as shall be designated in the notices or waiver of notices thereof.

(f)            Quorum and Manner of Acting.  One third of the directors then in office and a majority of the members of committee shall be present in person at any meeting thereof in order to constitute a quorum for the transaction of business at such meeting and the vote of a majority of the directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board or such committee.  In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat.  Notice of any adjourned meeting need not be given.

(g)           Organization of Meetings.  At each meeting of the Board, the Chairman of the Board or, if he is not present or if no person holds such office, any director chosen by a majority of the directors present thereat shall act as a chairman of meeting and preside thereat.  The person who the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.  The order of business at each meeting of the Board shall be determined by the chairman of such meeting.

(h)           Consent in Lieu of Meeting.  Anything herein to the contrary notwithstanding, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or such committee, as the case may be, consent thereto in writing or writings and such writing or writings are filed with the minutes of proceedings of the Board or of such committee;

(i)            Action by Communications Equipment.  The directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 5.               Compensation.  Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine.  The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting.  Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 6.               Resignation, Removal and Vacancies.  Any director may resign at any time by giving written notice of his resignation to the Board.  Any such resignation shall take effect at the time specified therein or,  if the time when it shall become effective shall not be specified therein, when accepted by the Board.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Any Director may be removed at any time for cause or without cause by vote of the holders of a majority in voting interest of shares then entitled to vote at an election of directors.  The vacancy in the Board cause by any such removal may be filled by the stockholders at such meeting or as provided in the next paragraph of these By-laws.  Any director may also be removed at any time for cause by vote of a majority of the whole Board.

In the case of any vacancy on the Board or in case of any newly created directorship, a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled may be elected by a majority of the directors of the Corporation then in office, though less than quorum, or by a sole remaining director.  The director elected to fill such vacancy shall hold office for the unexpired term in respect of which such vacancy occurred and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner herein.

ARTICLE IV

Committees

Section 1.               Number, Appointment, Term of Office, etc.  The Board, by resolution or resolutions passed by a majority of the whole Board, may designate one or more committees, each committee to consist of one or more directors then in office.  Each member of any such committee shall continue as such only so long as he remains a director and may be removed at any time, with or without cause, by a majority of the whole Board.  Any vacancy on any committee may be filed at any time by the vote of a majority of the whole Board.

In the absence or in case of the disqualification of a member or members of any such committee, the member or members of such committee present and not disqualified from voting at a meeting of such committee, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at such meeting in place of any absent or disqualified member.

Section 2.               Functions and Powers.  Each committee shall have such functions and powers as the Board shall deem advisable and, subject to any limitations or restrictions which may be prescribed by resolution of the Board, if an Executive Committee is designated, it shall have and may exercise all the powers and authority of the Board in the management of the property, business, affairs and policies of the Corporation, including, the power and authority to declare dividends and to authorize the issuance of stock of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no committee shall have the power or authority to approve amendments to the Certificate of Incorporation of the Corporation, adopt agreements of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all the property and assets of the Corporation or recommend to the stockholders the dissolution of the Corporation or the revocation of a dissolution or amend these By-laws.

Section 3.               Rules.  Subject to the provisions of these By-laws, each committee by resolution adopted by a majority of all the members thereof shall fix its rules of procedure.

ARTICLE V

Officers

Section 1.               Election and Appointment and Term of Office.  The Corporation shall have such officers with such titles as shall be stated in resolutions of the Board, and with such duties as shall be given them as hereinafter provided or as may otherwise be specifically given them by the Board, but such officers shall include at least (a) a Chairman of the Board or one or more Vice Chairman of the Board or a President or one or more Vice-Presidents, or any or all the foregoing, and (b) a Secretary or one or more Assistant Secretaries or a Treasurer or one or more Assistant Treasurers, or any or all of the foregoing.  One of such officers shall have the duty to record the proceedings of the meetings of stockholders and directors in a book to be kept for that purpose.  Any number of offices may be held by the same person except that at least one person who holds an office referred to in clause (a) of the second preceding sentence shall not be the same as at least one person who holds any office referred to in clause (b) of the second preceding sentence.

Section 2.               Resignation Removal and Vacancies.  Any officer may resign at any time by giving written notice of his resignation to the Board.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effect shall not be specified therein, when accepted by the Board.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Any officer, agent or employee elected or appointed by the Board may be removed, with or without cause, at any time by the Board.  Any agent or employee appointed by an officer may be removed, with or without cause, at any time by such officer.

A vacancy in any office may be filled for the unexpired portion of the term in the same manner provided in these By-laws for election or appointment to such office.

Section 3.               Duties and Functions.  If any of the following offices is created and a person appointed or elects thereto and unless the Board otherwise provides, such offices and persons shall have the following duties and functions:

(a)           Chairman.  If a Chairman of the Board is appointed or elected he shall be a member of the Board; shall preside at meetings of the Board and of the stockholders at which he shall be present; shall perform such duties as are incident to the office of the Chairman of the Board; and shall perform such other duties as may from time to time be prescribed by the Board.

(b)           Vice-Chairman.  If any Vice-Chairman or Vice-Chairmen of the Board are appointed or elected they shall be members of the Board; shall preside at meetings of the Board and of the stockholders, unless a Chairman of the Board is appointed or elected and is present; shall perform such duties as are incident to the office of the Vice-Chairman of the Board; and shall perform such other duties as may from time to time be prescribed by the Board.

(c)           Chairman of the Executive Committee.  If a Chairman of the Executive Committee is appointed or elected he shall preside at meetings of the Executive Committee; shall when requested consult with and advise the other officers of the Corporation; and shall perform such other duties as may be agreed upon with them or as the Board or the Executive Committee may from time to time determine.

(d)           President.  If a President is appointed or elected he shall be subject to the control of the Board, have general charge and management of the property, business and affairs of the Corporation and shall have the direction of and may assign duties to all other officers (other than the Chairman and any Vice Chairman, if either or both is appointed or elected), agents and employees.  He shall preside at meetings of the Board and the stockholders unless a Chairman or a Vice-Chairman of the Board is appointed or elected and is present.

(e)           Vice-Presidents.  If any Vice President or Vice Presidents are appointed or elected they shall have such powers and duties as shall be prescribed by the President, if one is appointed or elected, or the Board.  Vice Presidents for this purpose shall include Senior, Executive, Assistant and all other categories or types of Vice Presidents.

(f)            Secretary.  If a Secretary is appointed or elected he shall attend and keep the records of all meetings of the stockholders and the Board in one or more books kept for that purpose; shall give or cause to be given due notice of all meetings in accordance with the By-laws and as required by law; shall notify the several officers of the Corporation of all action taken by the Board concerning matters relating to their duties; shall transmit to the proper officers copies of all contracts and resolutions approved by the Board or any committees of the Board; shall be custodian of the seal of the Corporation and of all contracts, deeds, documents and other corporate papers, records (except accounting records) and indicia of title to properties owned by the Corporation as shall not be committed to the custody of another officer by the President, if one is appointed or elected, or the Board; shall affix or cause to be affixed the seal of the Corporation to instruments requiring the same when the same have been signed on behalf of the Corporation by a duly authorized officer; shall perform all duties and have all powers incident to the office of Secretary; and shall perform such other duties as shall be assigned to him by the President, if one is appointed or elected, or the Board.  One or more Assistant Secretaries may be appointed or elected, who shall perform all the duties and have all the powers of the Secretary in the absence of or in case of a failure to appoint or elect or when so delegated by the Secretary, and as the President, if one is appointed or elected, or the Board may direct.

(g)           Treasurer.  If a Treasurer is appointed or elected he shall perform all duties incident to the office of Treasurer and such other duties as shall be assigned to him by the President, if one is appointed or elected, or the Board.  One or more Assistant Treasurers may be appointed or elected who shall perform all the duties and have all the powers of the Treasurer in the absence of or in the case of a failure to appoint or elect or when so delegated by the Treasurer, and as the President, if one is appointed or elected, or the Board may direct.

(h)           Controller.  If a Controller is appointed or elected he shall perform all the duties incident to the office of Controller and such other duties as may be assigned to him by the President, if one is appointed or elected, or the Board.  One or more Assistant Controllers may be appointed or elected who shall perform all the duties and have all the powers of the Controller in the absence of or in the case of a failure to appoint or elect or when so delegated by the Controller, and as the President, if one is appointed or elected, or the Board may direct.

ARTICLE VI

Indemnification

Section 1.               Right to Indemnification.  The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a director, officer, employee or agent of (a) the Corporation; (b) a corporation in which the Corporation had at the time of such service, directly or indirectly, a 50 percent or greater equity interest; (c) a not-for-profit corporation if such service is at the request of the Corporation; or (d) any other corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit Plan) if such service is at the request of the Corporation (each such entity described in clauses (a) through (d) above are hereinafter referred to as a “Covered Entity”) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a director or officer of the Corporation with respect to a Proceeding that was commenced by such director or officer.  Any director or officer of the Corporation entitled to indemnification as provided in this Section 1 is hereinafter called an “Indemnitee.”  Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such proceeding, consistent with the provisions of applicable law as then in effect and the other provisions of this Article.

Section 2.               Insurance, Contracts and Funding.  The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 1 of this Article or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in Section 1 of this Article, to the fullest extent permitted by applicable law as then in effect.  The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this Article.

Section 3.               Indemnification Not Exclusive Right.  The right of indemnification provided in this Article shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

Section 4.               Indemnification of Employees and Agents.  Notwithstanding any other provision or provisions of this Article, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a director or officer of the Corporation, who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of a Covered Entity against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.  The Corporation may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect.

ARTICLE VII

Waiver of Notices; Place of Meetings

Section 1.               Waiver of Notices.  Anything herein to the contrary notwithstanding, whenever notice is required to be given to any director or member of a committee or stockholder, a waiver thereof in writing, signed by the person entitled to such notice shall be deemed equivalent to notice, whether given before or after the time specified therein and, in the case of a waiver of notice of a meeting, whether or not such waiver specifies the purpose of or business to be transacted at such meeting.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and does so object.

Section 2.               Place of Meetings.  Any meeting of the stockholders, the Board or committee may be held within or outside the State of Delaware.

ARTICLE VIII

Execution and Delivery of Documents;

Deposits; Proxies; Books and Records

Section 1.               Execution and Delivery of Documents; Delegation.  The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.  Such delegation may be by resolution or otherwise and the authority granted shall be general or confirmed to specific matters, all as the Board or any such committee may determine.  In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

Section 2.               Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.

Section 3.               Proxies in Respect of Stock or Other Securities of Other Corporations.  Unless otherwise provided by the Board, any officer of the Corporation shall have the authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, to vote or consent in respect of such stock or securities and to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise such powers and rights.  Such officer may instruct any person or persons appointed as aforesaid as to the manner of exercising such powers and rights.

Section 4.               Books and Records.  The books and records of the Corporation may be kept at such places within or without the State of Delaware as the proper officers of the Corporation may from time to time determine.

ARTICLE IX

Certificates; Stock Record; Transfer and Registration;

New Certificates; Record Date; etc.

Section 1.               Certificates for Stock.  Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe.  Each such certificate shall be signed by, or in the name of, the Corporation by, the Chairman, a Vice-Chairman, the President or a Vice President of the Corporation and by the Treasurer, an Assistant

Treasurer, the Secretary or an Assistant Secretary of the Corporation.  Any of or all such signatures may be facsimiles.  In case any officer or authorized agent who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer or authorized agent before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer or authorized agent at the date of its issue.  Every certificate surrendered to the corporation for or exchange or transfer shall be cancelled and a new certificate or certificates shall not be issued or exchanged for any existing certificate until such existing certificate shall) have been so cancelled, except in cases provided for in Section 4 of this Article.

Section 2.               Stock Record.  A stock record in one or more counterparts shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation.  The person in whose name shares of stock stand on the stock record of the corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 3.               Transfer and Registration of Stock.

(a)           Transfer.  The transfer of stock and certificates of stock which represent the stock of the Corporation shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code, as amended from time to time).

(b)           Registration.  Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with an officer of the Corporation, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

Section 4.               New Certificates.

(a)           Lost, Stolen or Destroyed Certificates.  Where a stock certificate has been lost, apparently destroyed or wrongfully taken, the issuance of a new stock certificate or the claims based on such certificate shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code, as amended from time to time).

(b)           Mutilated Certificates.  Where the holder of any certificate for stock of the Corporation notifies the Corporation of the mutilation of such certificate within a reasonable time after he has notice of it, the Corporation will issue a new certificate for stock in exchange for such mutilated certificate theretofore issued by it.

(c)           Bond.  The Board may, in its discretion, require the owner of lost, stolen, destroyed or mutilated certificate to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties sufficient to indemnify the Corporation against any claim that may be made against it on account of the loss, theft, destruction or mutilation of any such certificate or the issuance of such new certificate.

Section 5.               Regulations.  The Board may make such rules and regulations as it may deem expedient, concerning the issue, transfer and registration of certificates for stock of the Corporation.

Section 6.               Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting, provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE X

Seal

Section 1.               Seal.  The Board shall provide a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation and the word “Delaware.”

ARTICLE XI

Fiscal Year

Section 1.               Fiscal Year.  The fiscal year of the Corporation shall end on the last day of December in each year, or such other date as the Board may determine.

ARTICLE XII

Amendments

Section 1.               Amendments.  These By-laws may be amended, altered or repealed by the vote of a majority of the whole Board, subject to the power of the holders of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, by their vote given at an annual meeting or any special meeting, to amend, alter or repeal any By-law made by the Board.

ARTICLE XIII

Subject to Law

Section 1.               Subject to Law.  All provisions of these By-laws are subject to requirements of applicable law and the Certificate of Incorporation of the Corporation.